G. BRAD BECKSTEAD
Certified Public Accountant
                                                          330 E. Warm Springs
                                                          Las Vegas, NV 89119
                                                                 702.257.1984
                                                             702.362.0540 fax





April 22, 2002


To Whom It May Concern:

The firm of G. Brad Beckstead, CPA, consents to the inclusion of my report of February 8, 2002, on the Financial Statements of First Impressions for the period ended January 15, 2002 and the years ended December 31, 2001 and 2000, in its Form 10SB12G filing to be filed with the US Securities and Exchange Commission.

Signed,
/s/ G. Brad Beckstead
G. Brad Beckstead